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                                                                    EXHIBIT 99.1



NEWS RELEASE                                                    APRIL 14, 2004

           GRAY TELEVISION, INC. RAISES REVENUE AND EARNINGS GUIDANCE FOR FIRST QUARTER 2004 AND SETS RELEASE DATE FOR MAY 6, 2004

         Gray Television, Inc. (NYSE: GTN and GTN.A) announced today that it has increased its estimates of net revenues and operating income for the three months ending March 31, 2004 based on stronger than anticipated advertising revenues at Gray's television stations.

UPDATED GUIDANCE FOR THE FIRST QUARTER OF 2004

The Company currently anticipates that its results of operations for the three months ended March 31, 2004 will approximate the amounts presented in the table below. The table also contains Gray's actual operating results for the three months ended March 31, 2003 and the "high range" guidance the Company previously issued on March 8, 2004.

                                                              THREE MONTHS ENDED MARCH 31,
                                              --------------------------------------------------------------
                                                 2004      % CHANGE                          PREVIOUS 2004
                                               REVISED       FROM            ACTUAL          "HIGH RANGE"
SELECTED OPERATING DATA:                       GUIDANCE      2003             2003            GUIDANCE
------------------------------------------    ------------------------     -----------    ------------------
OPERATING REVENUES
  Broadcasting
    (less agency commissions)                    $61,900         18%          $52,601            $60,000
  Publishing                                      10,950          5%           10,397             10,700
  Paging                                           1,850         -6%            1,977              1,800
                                                 -------                      -------            -------
TOTAL OPERATING REVENUES                          74,700         15%           64,975             72,500

TOTAL OPERATING EXPENSES                          55,475          4%           53,323             55,600
                                                 -------                      -------            -------

OPERATING INCOME                                 $19,225         65%          $11,652            $16,900
                                                 =======                      =======            =======

OTHER SELECTED DATA
POLITICAL REVENUE                                $ 3,475        369%          $   741            $ 2,500
DEPRECIATION AND AMORTIZATION                    $ 6,200        -12%          $ 7,052            $ 6,100


The Company has increased the first quarter 2004 revenue guidance for the broadcast operations based in part on stronger than expected political revenues. Also, the Company has increased the first quarter 2004 revenue guidance for the broadcast operations based in part on stronger than expected local and national non-political time sale revenue. Currently, Gray anticipates that first quarter 2004 non-political local time sales will increase approximately 12% to 13% over the 2003 results of $33.0 million and that national non-political time sales will increase approximately 8% to 9% over the 2003 results of $14.9 million. The Company attributes the anticipated increases in local and national advertising revenues to a generally broad based improvement in the demand for advertising time on the Company's stations.


EARNINGS RELEASE DATE, CONFERENCE CALL AND WEB CAST INFORMATION

Gray Television, Inc. will release first quarter earnings and host a conference call to discuss its first quarter operating results on May 6, 2004. The call will begin at 2:00 PM Eastern Time. The live dial-in number is (888) 280-8771 and the reservation number is T492906G. The call will be web cast live and available


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for replay at www.graytvinc.com. The taped replay of the conference call will be available at (877) 888-3855 until May 20, 2004.


FOR INFORMATION CONTACT:
BOB PRATHER                                  JIM RYAN
PRESIDENT AND CHIEF OPERATING OFFICER        SENIOR V. P. AND CHIEF
                                             FINANCIAL OFFICER
(404) 266-8333                               (404) 504-9828

WEB SITE:  www.graytvinc.com

THE COMPANY

Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and currently owns 29 television stations serving 25 television markets. The stations include 15 CBS affiliates, seven NBC affiliates and seven ABC affiliates. Gray Television, Inc. has 22 stations ranked #1 in local news audience and 22 stations ranked #1 in overall audience within their respective markets based on the average results of the Nielsen February, May, July and November 2003 ratings reports. The TV station group reaches approximately 5% of total U.S. TV households. The Company also owns four daily newspapers, three in Georgia and one in Indiana.


CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

The preceding comments on Gray's current expectations of operating results for the first quarter of 2004 are "forward looking" for purposes of the Private Securities Litigation Reform Act of 1995. Actual results of operations are subject to a number of risks and may differ materially from the current expectations discussed in this press release. See the Company's annual report on Form 10K for a discussion of risk factors that may affect the Company.